Exhibit 99.1

NEWS RELEASE

SRS LABS APPOINTS WALTER J. MCBRIDE AS CHIEF FINANCIAL OFFICER

McBride Joins SRS Labs’ Executive Management Team, Bringing Over 30 years of Experience to the Company

SANTA ANA, Calif., October 24, 2011 — SRS Labs (NASDAQ:SRSL), the industry leader in surround sound, audio enhancement, and voice post-processing technologies, announced today the appointment of Walter “Chuck” McBride as the company’s new Chief Financial Officer.  McBride brings to SRS Labs more than 30 years experience in working with electronics and clean technology companies.

“With his significant experience in finance, investor relations and corporate development, Chuck McBride is an outstanding addition to our leadership team.” said Thomas C.K. Yuen, President and CEO of SRS Labs. “I look forward to working with Chuck, and him working closely with our management team so that we can continue our focus on expanding SRS Lab’s global reach and customer base, while simultaneously, strengthening the company’s financial resources.”

Over the past three years, McBride served as the Chief Financial Officer for Synthetic Genomics Inc. (SGI), where he was instrumental in shaping SGI’s business infrastructure, hiring key personnel, raising equity and participating in the closing of a $300 million ExxonMobil deal. Prior to SGI, as the CFO of Capstone Turbine, Chuck was successful in raising over $80 million in two equity offerings and represented the State of California and Capstone as a trade delegate to China. In addition to the aforementioned organizations, McBride has held CFO positions in several other public and private companies including First Consulting Group, CalComp, and Emulex.

“I am excited to be joining the team at SRS Labs and believe the company is primed to grow its position as the leading provider of world-class audio and voice technologies in every segment of the consumer electronics market,” said Walter “Chuck” McBride, Chief Financial Officer, SRS Labs. “I am impressed with SRS’ team of professionals, its advanced technologies and the company’s unique blend of science, know-how, art and passion. I believe that the rapidly changing and growing global marketplace for consumer electronics products is exceptionally advantageous for a nimble company like SRS and I look forward to working with the team and helping shape the company’s future direction.”

McBride earned his bachelor’s degree in accounting and finance from Ohio State University and his master’s degree in computer system management from Rochester Institute of Technology in New York. Additionally, McBride completed his director training and certification program at UCLA, Anderson School of Management. Chuck is also a member of Financial Executives International (FEI) and serves on the board of directors for CleanTech San Diego, a non-profit organization.

For more information about this announcement, SRS or our technologies, please contact us at pr@srslabs.com or visit us on Facebook, Twitter and YouTube.

SRS Labs’ company description and important cautions regarding forward-looking statements made in this release is available at www.srslabs.com/boilerplate.

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Safe Harbor Statement:

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the our future operating results and growth opportunities. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the loss of any significant customer; the acceptance of new SRS Labs products and technologies; our ability to increase our brand awareness and enter into new or expanded license arrangements; the impact of competitive products and pricing; general economic and business conditions that may adversely impact sales of consumer products incorporating our technologies or that otherwise may impact our operating results and future performance; the timely development and release of technologies by the Company; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

SRS Labs, Inc. Contact:	Investor Relations Contact:
Michael Farino, PR Specialist	Matt Glover, Liolios Group, Inc.
949-442-5404	949-574-3860
michaelf@srslabs.com	info@liolios.com
Twitter: @SRSLabs